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                                                                    Exhibit 23.2


             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

     We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-42811 of The Pantry, Inc. on Form S-4 of our report dated December 5, 1997, appearing in the Prospectus, which is part of the Registration Statement.

     We also consent to the use of our report dated February 14, 1997 on the financial statements of Lil' Champ Food Stores, Inc., appearing in the Prospectus, which is part of the Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

     Our audits of the consolidated financial statements of The Pantry, Inc. for the years ended September 26, 1996 and September 25, 1997 also included the financial statement schedule of The Pantry, Inc., listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein for the years ended September 26, 1996 and September 25, 1997.

/s/ Deloitte & Touche LLP



Raleigh, North Carolina
January 7, 1998